Exhibit A

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees that the statement on Schedule 13G (including amendments thereto) filed herewith shall be jointly filed on behalf of each of the undersigned. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of February 13, 2012.

Chen-Hua Chang

/s/ Chen-Hua Chang
Chen-Hua Chang

Chao-Rong Chang

/s/ Chao-Rong Chang
Chao-Rong Chang

Winner Pride Limited

/s/ Chen-Hua Chang
By: Chen-Hua Chang
Title: Director

Kimberly Industries Limited

/s/ Chen-Hua Chang
By: Chen-Hua Chang
Title: Director

Profuse Properties Limited

/s/ Chen-Hua Chang
By: Chen-Hua Chang
Title: Director